UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2020, Adaptive Biotechnologies Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling shareholder named therein (the “Selling Shareholder”) and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc. as representatives of the several underwriters named therein (the “Underwriters”) relating to an underwritten public offering of 8,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $40.00 per share (the “Offering”). The shares of Common Stock sold in the Offering consist of 6,000,000 shares issued and sold by the Company (the “Primary Shares”) and 2,000,000 shares sold by the Selling Shareholder (the “Secondary Shares” and, together with the Primary Shares, the “Shares”). The Offering is being conducted pursuant to a Registration Statement on Form S-3 (File No. 333-239854) (the “Registration Statement”), including the base prospectus therein as supplemented by preliminary and final prospectus supplements, filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from July 15, 2020, up to an additional 1,200,000 shares of Common Stock at the public offering price less the underwriting discount. The Company expects to receive net proceeds to us from the Offering of approximately $226.4 million (or approximately $271.8 million if the Underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and estimated net offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering to accelerate its investments in its TCR-Antigen Map activities and scale its commercial and marketing activities associated with its immunoSEQ Dx clinical products and services and support continued research and development for its drug discovery initiatives. In addition, the Company may use the net proceeds from the Offering to scale its laboratory operations and capacity to support its commercial growth plans and for working capital and other general corporate purposes. The Company will not receive any of the proceeds from the sale of Secondary Shares by the Selling Shareholder.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Shareholder, conditions to closing, indemnification obligations of the Company, the Selling Shareholder and the Underwriters (including for liabilities under the Securities Act), other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Offering is expected to close on July 20, 2020, subject to the satisfaction of customary closing conditions. A copy of the legal opinion of DLA Piper LLP (US) relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 2.02 Results of Operations and Financial Condition.

The Registration Statement filed in connection with the Offering also contains information regarding the Company’s preliminary estimates of certain financial and operational metrics for the three months ended June 30, 2020. The Company estimates that: (1) total revenue for the three months ended June 30, 2020 will range from $20.0 million to $20.5 million; (2) research sequencing volume will be 4,185 sequences delivered in the three months ended June 30, 2020; and (3) clinical sequencing volume will be 3,136 clinical tests delivered in the three months ended June 30, 2020. The Company further expects an operating and net loss for the three months ended June 30, 2020, and for its operating and net loss for the three months ended June 30, 2020 to increase compared to the three months ended June 30, 2019. Finally, the Company estimates that its cash, cash equivalents and marketable securities as of June 30, 2020 was approximately $628.0 million.

The Company’s financial statements for the three months ended June 30, 2020 are not yet available. Accordingly, the preliminary financial and operational metrics and results summarized above and included in the Registration Statement are estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the Company’s financial statements. The preliminary results may differ materially from the actual results that will be reflected in the Company’s financial statements when they are completed and publicly disclosed. Accordingly, undue reliance should not be placed on these estimates. The Company anticipates that its unaudited financial statements for the three months ended June 30, 2020 will be included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On July 14, 2020, the Company issued a press release announcing the commencement of the Offering, and on July 15, 2020 the Company issued a press release announcing pricing of the Offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 15, 2020, by and among Adaptive Biotechnologies Corporation, the Selling Shareholder, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc.
5.1	Opinion of DLA Piper LLP (US) regarding the legality of the Shares.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
99.1	Press Release dated July 14, 2020 regarding commencement of the Offering.
99.2	Press Release dated July 15, 2020 regarding pricing of the Offering.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to statements related to the anticipated closing of the Offering, the net proceeds expected from the Offering, the anticipated use of proceeds, and the Company’s anticipated results of operations and financial conditions for the three months ended June 30, 2020. These statements involve risks and uncertainties, including the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, including those discussed in the prospectus supplements related to the Offering, the documents incorporated by reference herein and therein, any related free writing prospectus, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: July 16, 2020	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer